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                                                                  Exhibit 23.2


                              ACCOUNTANTS' CONSENT



Board of Directors
Florida Business BancGroup, Inc.
Tampa, Florida:

We consent to the use of our report dated September 29, 1998 relating to the balance sheet as of June 30, 1998 and the related consolidated statements of operations and cash flows for the period from May 18, 1998 (date of incorporation) to June 30, 1998 and to the reference to our firm under the caption "experts" in the Form SB-2 of Florida Business BancGroup, Inc.

/s/ Hacker, Johnson, Cohen & Grieb PA



HACKER, JOHNSON, COHEN & GRIEB PA
Tampa, Florida
September 29, 1998